  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A [No. 2]

  CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

  Date of report (Date of earliest event reported): June 28, 2017 (May 23, 2017)

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-201029	38-3941544
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2 Wall Street, 8th Fl.

New York, NY, 10005

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (212) 825-0437

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment (“Amendment No. 2”) to the Current Report on Form 8-K filed by American Education Center Inc. under Items 4.01 and 9.01 on May 30, 2017 (“Original Form 8-K”), and to the Current Report on Form 8-K/A filed by American Education Center Inc. under Items 4.01 and 9.01 on June 5, 2017 (“Amendment No. 1”), to revise Item 4.01.

Except as stated herein, this Amendment No. 2 does not reflect events occurring after the filing of the Original Form 8-K on May 30, 2017 and no attempt has been made is this Amendment No. 2 to modify or update other disclosures as presented in the Original Form 8-K or Amendment No. 1. Accordingly, this Amendment No. 2 should be read in conjunction with the Original Form 8-K, Amendment No. 1 and our filings with the SEC subsequent to the filing of the Original Form 8-K.

Item 4.01	Changes in Registrant’s Certifying Accountant

On May 23, 2017, the Board of Director of American Education Center Inc., a Nevada corporation (the “Company”) has previously approved the proposal to appoint Marcum Bernstein & Pinchuk LLP (“Marcum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. On June 22, 2017, Marcum has completed its internal acceptance procedures and formally accepted the Company as a client. As such, on June 22, 2017, Marcum has replaced Wei, Wei & Co. LLP as the independent auditors for the Company with immediate effect.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: June 28, 2017	By:	/s/ Jonathan F. McKeage
	Name:	Jonathan F. McKeage
	Title:	Chief Executive Officer